Exhibit 99.1

For Immediate Release

August 17, 2005

First Century Bankshares, Inc.

Declares Third Quarter Dividend

On August 16, 2005, the Board of Directors of First Century Bankshares, Inc., (OTCBB - FCBS) declared its third quarter dividend to shareholders. The Board declared a regular dividend in the amount of $0.24 per common share. The dividend is payable to shareholders of record September 20, 2005, and is expected to be paid on or about September 30, 2005. The dividend represents a 14.3% increase over the 2004 third quarter dividend of $0.21 per common share.

First Century Bankshares, Inc. is a financial holding company, which owns First Century Bank, N.A., headquartered in Bluefield, West Virginia, with 11 offices and 15 ATM locations throughout southern West Virginia and southwestern Virginia.

This press release may contain certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors. Please refer to First Century's filings with the Securities and Exchange Commission for a summary of important factors that could affect First Century's forward-looking statements. First Century undertakes no obligation to revise these statements following the date of this press release.

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